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                                                                    Exhibit 24.2

                   ASSISTANT SECRETARY'S CERTIFICATE

          The undersigned Assistant Secretary of Grubb & Ellis Company, a Delaware corporation (the "Company"), hereby certifies that:

          1. The following resolutions were adopted by the Company's Board of Directors effective April 27, 1998 by unanimous written consent without a meeting. These resolutions are true and correct and they are currently in full force and effect:

          WHEREAS, from time to time, Neil Young, Chairman, President and Chief Executive Officer of the Company, and Brian Parker, Senior Vice President and Chief Financial Officer of the Company are not available to sign registration statements filed under the Securities Act of 1933, as amended ("the '33 Act") to register the Company's securities and/or periodic filings under the Securities Exchange Act of 1934, as amended ("the '34 Act"), on behalf of the Company.

          WHEREAS, Messrs. Young and Parker have appointed in the past and will continue to appoint in the future the following Corporate Officers of the Company to act as their attorneys with full power of substitution to sign and file with the Securities and Exchange Commission ("SEC") registration statements under the '33 Act and periodic filings under the '34 Act:

          Robert J. Walner    Senior Vice President and Corporate Secretary
          Blake Harbaugh      Vice President and Corporate Controller
          Carol Vanairsdale   Vice President and Assistant Secretary

          NOW, THEREFORE, BE IT RESOLVED, that the Board hereby authorizes the appointment of and ratifies any past appointments of the following Corporate Officers to act as the attorneys with full power of substitution for Messrs. Young and Parker for the specific purpose of signing and filing with the SEC on behalf of each such person as officer of the Company any registration statements under the '33 Act and any periodic filings required under the '34 Act and any and all amendments or supplements thereto, and any and all instruments or documents filed as part of or in conjunction with such filings or amendments or supplements thereto and hereby ratifies all that said attorneys or any of them may do or have done in the past in connection with such power of attorney:

          Robert J. Walner    Senior Vice President and Corporate Secretary
          Blake Harbaugh      Vice President and Corporate Controller
          Carol Vanairsdale   Vice President and Assistant Secretary


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          RESOLVED FURTHER, that the appropriate Corporate Officers, and each of them, are hereby authorized and directed to do any and all things that they, and each of them, shall deem necessary or appropriate to effectuate the foregoing resolutions; provided, that nothing herein shall be construed to permit authority for any actions which are reserved for the Board of Directors or the stockholders of the Company pursuant to the Certificate of Incorporation or the Bylaws.

Dated:  April 28, 1998            /s/   Carol Vanairsdale
                                  --------------------------------
                                  Carol Vanairsdale
                                  Assistant Secretary












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